EXHIBIT 10.59

AGREEMENT TO AMEND

THE PATENT LICENSE AGREEMENT

IN EFFECT BETWEEN THE PARTIES

Hollis-Eden Pharmaceuticals, Inc., a corporation organized and operating under the laws of Delaware (“Hollis-Eden”), with its principal place of business at 4435 Eastgate Mall, Suite 400, San Diego, CA 92121, and Roger M. Loria, Ph.D. (“Licensor”), a resident of 3219 Brook Rd., Richmond, VA 23227 (together the “Parties”), agree as follows:

WHEREAS, the Parties are parties to two agreements relating to the commercialization of intellectual property invented by Licensor, including specifically a Patent License Agreement, dated December 1, 1999 (“License Agreement”), and a Consulting Agreement, dated December 1, 1999 (“Consulting Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the License Agreement;

WHEREAS, the Parties desire and intend to revise the structure of their mutual obligations to better reflect their intended future working relationship;

WHEREAS, the Parties wish to enable a broad patenting strategy in which, to the extent permitted by the technology and applicable law, additional compounds owned by or licensed to Hollis-Eden would be included in the patents and patent applications filed with respect to Improvements under the License Agreement;

WHEREAS, the Parties [ * ], that addressed [ * ] as of such date [ * ] relating to the License Agreement. [ * ] between the Parties [ * ] the License Agreement [ * ]

WHEREAS, the Parties [ * ] to that [ * ] into concurrently [ * ]

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and hereby do amend the License Agreement, effective as of December 12, 2006, as follows:

A.	Section 2.8 shall be restated in its entirety as follows:

2.8 “Licensed Product” means a pharmaceutical product that is comprised of or contains a Loria Compound.

B.	New Sections 2.13 through 2.21 shall be added as follows:

2.13 “Loria Compound” shall mean [ * ] and any other compound that is claimed, or a use of which is claimed, by any Licensed Patent under Section 2.6 as of the date of the License Agreement.

2.14 [ * ] shall mean [ * ]

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2.15 “Hollis-Eden Compound” shall mean, at the time of determination, a compound that is disclosed or claimed, or a use of which is disclosed or claimed, by any existing patent or patent application owned by or licensed to Hollis-Eden; provided, however, that the term “Hollis-Eden Compound” shall not be deemed to include any Loria Compound for purposes of this Agreement.

2.16 “Hollis-Eden Improvement” shall mean any Improvement conceived and/or reduced to practice in accordance with U.S. patent law during the term of this Agreement (a) solely by one or more Hollis-Eden employee(s) or consultant(s) (other than Licensor), each of whom is obligated to assign his/her interest in the Improvement to Hollis-Eden, excluding Joint Improvements and Loria Improvements, or (b) jointly by any of the persons or parties specified in clause (a) above and any one or more other persons who are not Licensor and/or any persons working under Licensor’s direction obligated to assign their interests in Improvements to Licensor.

2.17 “Joint Improvement” shall mean any Improvement conceived and/or reduced to practice in accordance with U.S. patent law during the term of this Agreement jointly by (i) Licensor and/or any persons working under Licensor’s direction, including but not limited to students, technicians, post-doctoral scientists, visiting scientists, Immunitas, Inc. employees and Immunitas, Inc. subcontractors, so long as they have a duty to assign their rights in the Improvement to Licensor, and (ii) at least one Hollis-Eden employee or consultant (other than Licensor) obligated to assign his/her interest in the Improvement to Hollis-Eden.

2.18 “Joint Improvement Patents” shall mean patents and patent applications disclosing and claiming any Joint Improvement.

2.19 “Loria Improvement” shall mean any Improvement, excluding Joint Improvements, conceived and/or reduced to practice in accordance with U.S. patent law during the term of this Agreement solely by Licensor and/or any persons working under Licensor’s direction, including but not limited to students, technicians, post-doctoral scientists, visiting scientists, Immunitas, Inc. employees and Immunitas, Inc. subcontractors, so long as they have a duty to assign their rights in the Improvement to Licensor.

2.20 “Loria Improvement Patents” shall mean patents and patent applications disclosing and claiming any Loria Improvement. Loria Improvement Patents shall be deemed to include, but not be limited to, the Existing Improvement Patents and the [ * ] Patent.

2.21 “Existing Improvement Patents” shall mean, collectively, PCT application number [ * ] and all national applications based thereon, U.S. Patent application serial number [ * ] (claiming priority from U.S. Provisional application serial number [ * ]), and PCT application number [ * ] and all national applications based thereon, including all divisions, continuations and continuations-in-part of such applications, and all patents issued or issuing from any of the foregoing.

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2.22 [ * ] Patent” shall mean U.S. Patent application serial number [ * ], including all divisions, continuations and continuations-in-part of such application, and all patents issued or issuing from any of the foregoing.

C.	The following language shall be added to the end of Section 3:

“Notwithstanding the foregoing and subject to the right of first offer/refusal set forth in subsection 4.6(f) below, the Grant shall not include any rights under the Existing Improvement Patents, and Licensor retains all rights in and to the Existing Improvement Patents.

Licensor hereby grants to Hollis-Eden an exclusive (even as to Licensor), royalty-free, worldwide, irrevocable, perpetual license under Loria Improvement Patents and Joint Improvement Patents for the following limited purpose and field of use (and for no other purpose or field of use): to discover, develop, make, use, have made, sell, have sold, offer for sale and import Hollis-Eden Compounds, to the extent any such Hollis-Eden Compound is covered by a Valid Claim within any Loria Improvement Patent or Joint Improvement Patent; provided, however, that in the event Licensor terminates this Agreement pursuant to Section 5.1, or Hollis-Eden terminates this Agreement in its entirety pursuant to Section 5.2, or Hollis-Eden’s severance of one or more groups of Licensed Patents from this Agreement pursuant to Section 5.2 results in annual license fees next payable to Licensor pursuant to Section 4.2 becoming less than $[ * ], then in any of such events the foregoing license grant will not be royalty-free with respect to sales of [ * ] that: (1) but for the foregoing license grant would infringe a Valid Claim of an issued Loria Improvement Patent, or (2) but for the foregoing license grant would infringe a Valid Claim of a patent application or issued patent (other than a Loria Improvement Patent) filed by Hollis-Eden after receipt by Hollis-Eden of an Invention Description Form from Licensor if (a) the invention claimed in such Valid Claim is clearly disclosed in such Invention Description Form, and (b) Licensor is an inventor of such invention according to U.S. patent law, but will be royalty-bearing at the royalty rate of [ * ]% in accordance with and subject to Sections 4.2, 4.3, 4.4, 4.5 and 9.1, and the rights and obligations of the parties under such Sections of this Agreement shall apply to royalties at such rate on such sales of [ * ] and shall survive until three years after the last such royalties become due to Licensor. The foregoing sentence shall survive any termination or expiration of this Agreement.”

D.	The following subsection heading shall be inserted before the first sentence of Section 4.6:

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“(a) Licensed Patents.”

E.	The following subsections shall be added to the end of Section 4.6:

“(b) Loria Improvement Patents and Joint Improvement Patents. Subject to Licensor’s right to file Loria Improvement Patents as set forth in this Agreement, Hollis-Eden shall have the sole and exclusive right, but not the obligation, to draft, file, prosecute, reissue, reexamine and maintain all Loria Improvement Patents and Joint Improvement Patents at the U.S. Patent and Trademark Office or in any foreign patent office including, without limitation, the European Patent Office (each, an “Office”), including provoking or defending an interference involving a Loria Improvement Patent or a Joint Improvement Patent. The filing of any document in any Office with respect to a Loria Improvement Patent or Joint Improvement Patent shall be governed by the provisions of this subsection 4.6(b) and subsections 4.6(c)-4.6(j) below. All documents required to be provided to Licensor under the provisions of this subsection 4.6(b) or any of subsections 4.6(c)-4.6(j), also shall be provided to Licensor’s designated Patent Attorney. Licensor shall provide to Hollis-Eden relevant information in his possession related to any Loria Improvement or Joint Improvement by delivering to Hollis-Eden a completed Invention Description Form, which Form is attached hereto as Appendix A. After receiving the completed Invention Description Form, Hollis-Eden shall notify Licensor within [ * ] if it disputes Licensor’s inventorship claims with respect to such invention. Any such notification of dispute by Hollis-Eden must be supported by relevant written documentation. Failure to timely notify Licensor in writing of its dispute forever bars Hollis-Eden from contesting Licensor’s inventorship claims set forth in such Invention Description Form, absent actual fraud on the part of Licensor, provided that the foregoing does not restrict Hollis-Eden’s ongoing legal obligation to accurately disclose inventorship based on the U.S. patent laws, as promulgated by the U.S. Patent and Trademark Office, or a court of competent jurisdiction.

(c) Loria Improvement Patent Applications. With respect to any Loria Improvement, (i) Hollis-Eden shall provide Licensor with a copy of and a reasonable amount of time to review and comment upon the content of each Loria Improvement Patent application to be filed with any Office, but in no event less than twenty-five (25) business days prior to the filing of the application with such Office; (ii) Licensor shall provide suggested changes to Hollis-Eden within fifteen (15) business days after receipt of such application; (iii) Hollis-Eden shall consider and discuss in good faith any changes suggested by Licensor and make changes to the application as the Parties mutually agree are appropriate; (iv) at least five (5) business days prior to the scheduled filing of such application, Hollis-Eden shall deliver the application to Licensor for filing with such Office; (v) Licensor shall not make any changes to such application without Hollis-Eden’s prior written consent; (vi) Licensor shall file the final version of the Loria Improvement

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Patent application with such Office on or prior to the scheduled filing date; (vii) Licensor shall provide Hollis-Eden with a Power of Attorney for such application; and (viii) Licensor shall provide to Hollis-Eden a complete copy of any such application, as filed, within ten (10) business days of any such filing. Licensor will have the sole right to file the final version of any agreed upon patent filing with respect to any Loria Improvement.

(d) Joint Improvement Patent Applications. With respect to any Joint Improvement, (i) Hollis-Eden shall provide Licensor with a copy of and a reasonable amount of time to review and comment upon the content of each Joint Improvement Patent application to be filed with any Office, but in no event less than twenty-five (25) business days prior to filing of the application with such Office; (ii) Licensor shall provide suggested changes to Hollis-Eden within fifteen (15) business days after receipt of such application; (iii) Hollis-Eden shall consider and discuss in good faith any changes suggested by Licensor and make changes to the application as the Parties mutually agree are appropriate; and (iv) Hollis-Eden shall provide to Licensor a complete copy of any such application, as filed, within ten (10) business days of any such filing. No change may be made with respect to such application without Licensor’s prior review.

(e) Loria Improvement Patent and Joint Improvement Patent Filings other than Applications. With respect to the filing in any Office of documents other than an application in connection with the prosecution of any Loria Improvement Patent or Joint Improvement Patent, (i) Hollis-Eden shall provide Licensor with a copy of and a reasonable amount of time to review and comment upon the content of each such document, but in no event less than ten (10) business days prior to filing of the document with such Office; (ii) Hollis-Eden shall discuss any changes suggested by Licensor and make changes to such document as the Parties mutually agree are appropriate; and (iii) Hollis-Eden shall provide to Licensor a complete copy of any such document, as filed, within ten (10) business days of any such filing. No change may be made to such document without Licensor’s prior review.

(f) Loria Improvement Patent and Joint Improvement Patent Costs. Unless Hollis-Eden declines to file or continue support for any Loria Improvement Patent or Joint Improvement Patent pursuant to the following sentence, Hollis-Eden shall be responsible for all costs, fees and expenses incurred in connection with the drafting, filing, prosecution, reissuance, reexamination, and maintenance of the Loria Improvement Patents and the Joint Improvement Patents, including the reasonable cost of any review conducted by Licensor and any reasonable attorney’s fees incurred by Licensor in connection with any such review. Hollis-Eden agrees (i) to notify Licensor in writing, within [ * ] of receiving a request by Licensor to file a patent application directed to a Loria Improvement or Joint Improvement (which request shall be accompanied by the related Invention Description

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Form as required by subsection 4.6(b) above), when it does not intend to file such patent application directed to the Loria Improvement or Joint Improvement in a requested jurisdiction, and (ii) to notify Licensor in writing at least [ * ] prior to any loss of rights when it does not intend to support the continued prosecution, reissuance, reexamination, maintenance of or continued proceedings in an interference regarding any Loria Improvement Patent or Joint Improvement Patent in any jurisdiction. Each notice delivered by Hollis-Eden pursuant to clause (i) or clause (ii) of the preceding sentence (each, a “Patent Notice”) shall be in the form of Exhibit A hereto (properly completed to identify the invention or patent application to which it relates, and the action with regard thereto that Hollis-Eden does not intend to take or support) and shall cause Hollis-Eden to lose its License Rights (as defined below) with respect to the applicable Loria Improvement Patent or Joint Improvement Patent (and the corresponding Loria Improvement or Joint Improvement) in the applicable jurisdiction, subject, however, to a one-time right to reclaim as well as a right of first offer/refusal with regard to such License Rights as set forth in the following provisions of this subsection 4.6(f). Licensor may but will not be obligated to draft, file, prosecute or maintain the Loria Improvement Patent or Joint Improvement Patent with respect to which any Patent Notice is given, or continue actions in reexamination or interference proceedings as to which Hollis-Eden has withdrawn its support, as applicable. If Hollis-Eden gives a Patent Notice with respect to a particular Loria Improvement Patent or Joint Improvement Patent but within [ * ] after the effective date of such Patent Notice gives Licensor written notice (each, a “Reclamation Notice”) in the form attached hereto as Exhibit B (appropriately completed) that Hollis-Eden wants to reclaim its License Rights with respect thereto, then, with Licensor’s consent, Hollis-Eden’s License Rights with respect thereto shall be reinstated (and upon request Licensor shall confirm such reinstatement in writing), subject to full reimbursement of all Patent Expenses (as defined below) incurred by Licensor with respect thereto up until the time of such reinstatement, and thereafter direct payment by Hollis-Eden of all Patent Expenses with respect thereto. Any reimbursement of Patent Expenses required by this subsection 4.6(f) shall be paid by Hollis-Eden within [ * ] after Licensor’s written request therefor and furnishing of written documentation of such Patent Expenses. If Hollis-Eden fails to pay any such reimbursement within the required time, Hollis-Eden’s Reclamation Notice with respect to the Loria Improvement Patent or Joint Improvement Patent to which such Reclamation Notice related shall be null and void ab initio, and Hollis-Eden shall continue to have no License Rights with respect to such Loria Improvement Patent or Joint Improvement Patent (and the corresponding Loria Improvement or Joint Improvement).

In addition to its rights to reclaim License Rights under the preceding provisions of this subsection 4.6(f), Hollis-Eden will also have a right of first offer/refusal with respect to any Loria Improvement Patent or Joint Improvement Patent for which a Patent Notice (but not a Reclamation

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Notice) has been given, as follows: If during the [ * ] period following the effective date of any Patent Notice, Licensor receives a written offer (a “Bona Fide Offer”) from an unaffiliated third party to acquire or license the Loria Improvement Patent or Joint Improvement Patent that was the subject of such Patent Notice, and Licensor desires to accept such offer, Licensor will give Hollis-Eden written notice (each, an “Offer Notice”) in the form of Exhibit C hereto (i) stating Licensor’s intent to accept such Bona Fide Offer, (ii) providing Hollis-Eden with a copy of the Bona Fide Offer or a detailed written summary of all of its financial and other material terms (in each case with the offeror’s identity withheld). With each Offer Notice, Licensor (subject to reasonable and appropriate agreements restricting use and disclosure thereof) shall provide to Hollis-Eden any written or tangible data, results, materials or information relating to such Loria Improvement Patent or Joint Improvement Patent as Licensor provided to the third party making the Bona Fide Offer (“Offer Data”). Within the later of (i) the [ * ] period following the effective date of the Offer Notice and (ii) the [ * ] period following the receipt of the Offer Data (if applicable), Hollis-Eden will have the right to deliver to Licensor an Exercise Notice (defined below) regarding its intent to purchase or license such Loria Improvement Patent or Joint Improvement Patent on the same terms as the Bona Fide Offer, as disclosed by Licensor to Hollis-Eden. Nothing in this subsection 4.6(f) shall require or be construed as requiring Licensor to disclose to Hollis-Eden the identity of (or information that might allow Hollis-Eden to realize the identity of) any party offering to acquire or license any Loria Improvement Patent or Joint Improvement Patent.

Each Offer Notice shall be in the form of Exhibit C hereto (appropriately completed), and any exercise of its right of refusal by Hollis-Eden shall be in a writing (each, an “Exercise Notice”) in the form of Exhibit D hereto (appropriately completed). If Hollis-Eden fails to deliver its Exercise Notice to Licensor within the later of (i) [ * ] after the effective date of any Offer Notice and (ii) [ * ] following the receipt of the Offer Data (if applicable), or after delivering its Exercise Notice in any case fails to consummate its purchase or license of the Loria Improvement Patent or Joint Improvement Patent involved within [ * ] after the effective date of the Exercise Notice and otherwise on the terms set forth in the applicable Offer Notice, Licensor will have the absolute right, free and clear of any rights or claims of Hollis-Eden, to transfer or license such Loria Improvement Patent or Joint Improvement Patent on the terms described in the Offer Notice. It is agreed and understood that (i) if there is any material change in the terms of the transaction from the terms in the previously delivered Offer Notice or (ii) if Licensor receives a Bona Fide Offer from a different third party, even if the terms are the same as those described in the previously delivered Offer Notice, the right of first offer/refusal provided to Hollis-Eden hereunder shall remain in full force and effect, and Licensor will be required to deliver to Hollis-Eden another Offer Notice with respect to the new terms or the new Bona Fide Offer, as applicable, in accordance with this subsection 4.6(f).

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Hollis-Eden’s right to opt out of filing or continuing to support any Loria Improvement Patent or Joint Improvement Patent by giving a Patent Notice with respect thereto will be effective and exercisable only once with respect to any such Patent. Hollis-Eden’s right to have its license rights reinstated with respect to any Loria Improvement Patent or Joint Improvement Patent for which a Patent Notice is given, by giving Licensor a Reclamation Notice with respect thereto, will be effective and exercisable only once for each such Patent, and only during the [ * ] following the effective date of the applicable Patent Notice. Hollis-Eden’s right of first offer/refusal with respect to any Loria Improvement or Joint Improvement Patent for which a Patent Notice is given will be effective and exercisable only with respect to Bona Fide Offers to acquire or license such Loria Improvement Patent or Joint Improvement Patent that are received in writing by Licensor during the [ * ] period following the effective date of such Patent Notice. Time is of the essence with regard to Hollis-Eden’s right to give any Patent Notice, Reclamation Notice or Exercise Notice under this subsection 4.6(f).

For purposes of this subsection 4.6(f), “License Rights” shall mean all rights under the license grant set forth in Section 3 with respect to a Loria Improvement and related Loria Improvement Patent or Joint Improvement and related Joint Improvement Patent, as the case may be, in a particular country or countries. For purpose of this subsection 4.6(f), “Patent Expenses” shall mean all reasonable expenses (including but not limited to attorneys’ fees) incurred by Licensor or Hollis-Eden for drafting, filing, prosecuting and maintaining a particular Loria Improvement Patent or Joint Improvement Patent or in reexamination or interference proceedings with respect to a particular Loria Improvement Patent or Joint Improvement Patent, as shown by written documentation.

Hollis-Eden will have the same rights to reclaim License Rights under the Existing Improvement Patents, and the same right of first offer/refusal with respect to the Existing Improvement Patents, as it has with respect to Loria Improvement Patents and Joint Improvement Patents under this subsection 4.6(f), except that (i) its reclamation right with respect to them must be exercised, if at all, for all of the Existing Improvement Patents as a group and not separately; (ii) the [ * ] period during which Hollis-Eden has such right of reclamation shall begin on [ * ] and end on [ * ]; and (iii) Hollis-Eden’s right of first offer/refusal with respect to the Existing Improvement Patents shall be in effect only for the two-year period beginning on [ * ] and ending on [ * ], after which date Hollis-Eden shall have no further rights whatsoever with regard to the Existing Improvement Patents.

(g) {This subsection intentionally left blank}

(h) Cooperation. Each Party will cooperate in good faith as reasonably needed and at the expense of the responsible party with the drafting, filing, prosecution and maintenance of Loria Improvement Patents and Joint Improvement Patents in accordance with this Section 4.6.

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(i) Joint Improvement Patents Post-Termination of Agreement. The terms of subsections (a) - (h) of this Section 4.6 shall survive any termination or expiration of this Agreement to the extent, and only to the extent, that such terms relate to Joint Improvements or Joint Improvement Patents.

(j) Certain Loria Improvement Patents Post-Termination of Agreement. The terms of this subsection 4.6(j) shall apply subsequent but not prior to the termination or expiration of this Agreement, with respect to any Loria Improvement Patent that discloses or claims any Hollis-Eden Compound therein (a “HE Compound Patent”). Subject to the provisions of this subsection 4.6(j) (including without limitation Licensor’s right to decline to file, prosecute or maintain any patent application or patent included in the HE Compound Patents), Licensor agrees to continue prosecution and maintenance of the HE Compound Patents at Licensor’s expense. To this end, Licensor shall permit Hollis-Eden, at Hollis-Eden’s expense, to have access to (and upon request copies of) any files related to any HE Compound Patents at any Office. Such access (or copies if requested) shall be granted to one or more attorneys selected by Hollis-Eden; provided, however, Licensor shall have the right to hire counsel of his own choice to prosecute and maintain the HE Compound Patents. Licensor shall instruct his counsel to cooperate and consult with Hollis-Eden’s patent counsel with regard to responding to office actions or taking any other discretionary actions related to the HE Compound Patents. Nothing herein shall be construed to give Hollis-Eden veto authority over Licensor’s patent prosecution decisions but such decisions shall be made in a lawful and commercially reasonable manner. Subject to a right to decline to do so pursuant to the following sentence, Licensor agrees to file, prosecute or maintain any patent application or patent included in the HE Compound Patents in any country requested by Hollis-Eden. In the event Licensor declines to pursue, or does not, within [ * ] following written request from Hollis-Eden, take any reasonably requested action with respect to, the filing, prosecution or maintenance of any patent applications or patents included in the HE Compound Patents in any given country, Hollis-Eden may, at its own expense, continue to prosecute or maintain such application or patent in such country. Licensor agrees to notify Hollis-Eden in writing at least [ * ] prior to any loss of rights when Licensor does not intend to support the continued prosecution, reissuance, reexamination, maintenance of or continued proceedings in an interference regarding any HE Compound Patent. Upon receiving such notice Hollis-Eden may file, prosecute or maintain such HE Compound Patent at its own expense. If Hollis-Eden then files, prosecutes or maintains such HE Compound Patent pursuant to this subsection 4.6(j), Hollis-Eden grants to Licensor the same rights and privileges that Licensor grants to Hollis-Eden pursuant to this subsection 4.6(j). Each Party will cooperate in good faith as reasonably needed and at the expense of the responsible party with the filing, prosecution and maintenance of HE Compound Patents in accordance with this subsection 4.6(j).”

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F.	Section 4.7 shall be restated in its entirety as follows:

“4.7 Ownership of Inventions and Improvements. Licensor shall continue to own the Licensed Patents. Licensor shall own Loria Improvements and Loria Improvement Patents (including but not limited to HE Compound Patents). Hollis-Eden shall own Hollis-Eden Improvements and Hollis-Eden Improvement Patents. Joint Improvements and Joint Improvement Patents shall be owned jointly by Licensor and Hollis-Eden. Loria Improvements and Joint Improvements arising during the term of this Agreement will be placed into one of the Patent Groups (A, B, C or D) under Section 2.6, solely for purposes of Sections 4.1, 4.2, 4.3 and 4.4, and not for purposes of Section 2.13, based on the similarity in chemical structure and function of the Loria Improvement or Joint Improvement to the compounds already within the Groups, as mutually agreed to in writing by the Parties. Accordingly, it is agreed and understood that the [ * ] Patent shall be designated “Group A” solely for purposes described above.

G.	Section 5.1 shall be restated in its entirety as follows:

“5.1 Licensor shall have the right to terminate this Agreement in the event that Hollis-Eden materially breaches any of its obligations under this Agreement and fails to cure such breach within the following time-frame: (A) If said breach relates to non-payment of licensing fees or royalties to Licensor, the cure time shall be [ * ]; and (B) if said breach relates to any other claimed breach unrelated to failure to pay licensing fees or royalties then Hollis-Eden shall have [ * ] to cure said breach, unless such breach cannot reasonably be cured within [ * ] and Hollis-Eden commences the cure of said breach within such [ * ] period and in good faith diligently pursues and completes said cure, but in no event shall such breach remain for more than [ * ]. If Hollis-Eden fails to cure any material breach within the relevant time, then, subject to Licensor’s compliance with the procedures described in Section 9.5, Licensor shall have the right to terminate this Agreement, in which event Hollis-Eden shall have no further rights whatsoever in, or related to, any Licensed Patents or, except as provided in subsection 4.6(j), any Loria Improvement Patents, but shall nevertheless be liable for and pay to Licensor all amounts then due under this Agreement. If Licensor elects to terminate this Agreement under this Section 5.1, then Hollis-Eden shall have the right to complete all contracts for the sale of Licensed Products or Licensed Processes that Hollis-Eden is obligated to sell as of the termination date, on which Net Sales Hollis-Eden shall owe and pay Licensor those royalties set out in Section 4.2 above. The Parties agree that, notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 5.1,

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a breach of this Agreement by Hollis-Eden shall not be deemed material if the breach is not related to (i) the payment of licensing fees or royalties to Licensor, or (ii) the prosecution or maintenance of Licensed Patents or patents relating to Improvements under Section 4.6.”

H.	Section 7 shall be restated in its entirety as follows:

“7. Third Party Infringement. Licensor shall promptly report to Hollis-Eden information that Licensor has regarding any known or suspected infringement by any third party of any claim in the Licensed Patents, Joint Improvement Patents and Loria Improvement Patents (collectively, the “Patents”). Licensor will promptly provide all information and evidence available to support the known or suspected infringement. Hollis-Eden has, in its sole discretion, the exclusive right to initiate and prosecute any suit for infringement of the Patents or other appropriate suit in its own name and on its own behalf anywhere worldwide against such a third party, at Hollis-Eden’s expense. In lieu of filing a lawsuit for any known or suspected infringement, Hollis-Eden may elect to negotiate with the known or suspected infringer for a settlement. Hollis-Eden will keep Licensor apprised of the progress of any such suit or negotiation. Hollis-Eden will not settle any such suit or negotiation without Licensor’s written consent, which shall not be unreasonably withheld; provided, however, that if such settlement would consist solely of the grant by Hollis-Eden to such third party of a sublicense under Hollis-Eden’s rights in the Patents as permitted by this Agreement, then Licensor’s prior written consent shall not be required. If Hollis-Eden elects not to initiate or maintain a lawsuit or settlement negotiation, Hollis-Eden will promptly notify Licensor of its decision, and Licensor may then elect to initiate or prosecute the suit at Licensor’s expense. Licensor will not settle any such suit or negotiation without Hollis-Eden’s written consent, which shall not be unreasonably withheld. Each Party will cooperate in good faith as reasonably needed with the initiation or prosecution of any suit or negotiation. The amount of any proceeds or damages recovered from such a suit or negotiation exceeding the Parties’ expenses, shall be allocated to the Parties in proportion to their economic interest after payment of expenses. The terms of this Section shall survive any termination or expiration of this Agreement to the extent, and only to the extent, that such terms relate to (i) any HE Compound Patent and the third party infringement in question relates to any Hollis-Eden Compound therein, or (ii) Joint Improvement Patents.” Subject to the foregoing sentence, the terms of this Section 7 shall cease to apply to any Licensed Patents and Loria Improvement Patents in any of the Patent Groups designated in Section 2.6 at the time any such Patent Group is severed from this Agreement pursuant to Section 5.2.

I.	The following language shall be added at the end of Section 8.1:

In extension and not limitation of the foregoing provisions, but subject to Sections 8.2 and 8.4, it is expressly understood and agreed that all

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information disclosed or provided by Licensor to Hollis-Eden in any invention disclosure or otherwise relating to any Improvement or potential Improvement, Existing Improvement Patent, Know-How, Licensed Patent, Licensed Product or Licensed Process, shall be Confidential Information for purposes of this Section, shall be used by Hollis-Eden only for the mutual benefit of Hollis-Eden and Licensor under this Agreement, and shall not be used by Hollis-Eden for enhancement or furtherance of any technology for which Licensor is not entitled to royalties during the term of this Agreement, or for pursuit of patent or other protection for any such technology, or for any other purpose whatsoever.

J.	The following language shall be added to the end of Section 8.4(b):

On or with each publication in a scientific journal or in connection with a scientific conference or other scientific presentation relating to Loria Compounds, Licensed Products or uses or applications of any of them, and on or with each press release or written report to stockholders mentioning any Licensed Patents, Licensed Processes, Loria Compounds, Licensed Products, Improvements or Know-How (collectively, the “Licensed Technology”), Hollis-Eden shall acknowledge in writing that such Licensed Technology is licensed by Licensor to Hollis-Eden.

K.	Section 9.5 shall be restated in its entirety as follows:

“9.5 Dispute Resolution. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the Parties agree that they will fully comply with the procedures described in this Section 9.5 before any legal action is taken or any threat of legal action or notice of termination of this Agreement is given. Licensor and the Chief Executive Officer of Hollis-Eden shall attempt in good faith to resolve any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement, for at least thirty (30) days following the date both of these individuals were aware of such dispute.

In the event that no resolution results by the end of such thirty-day (30-day) period, the Parties agree that any such dispute or controversy shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. This Agreement shall be governed by, and construed under, the laws of the State of California. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association (“AAA”) in either San Diego, California, or in the Commonwealth of Virginia (at the option of the party initiating the proceeding), under the then existing AAA commercial arbitration rules. The arbitrator shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award

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punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrator. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the Parties insofar as possible.”

L.	A new Section 9.12 shall be added as follows:

“9.12 Survival. In the event of termination or expiration of this Agreement, all rights of the parties to royalties or other payments accrued or accruing through the date of termination or expiration, and the following provisions, shall survive: Sections 2, 4.6(j), 4.7, 5.3, 8, 9.1, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10 and 9.12, the last three sentences of Section 3 and the last sentence of Section 7, as well as any other provision which by its terms specifically indicates that such provision survives.”

M. In consideration for Licensor’s entry into this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hollis-Eden agrees to [ * ] a company [ * ], a [ * ] to [ * ], which [ * ]. The [ * ] shall be equal to the [ * ] of [ * ] on the date Hollis-Eden’s Board of Directors [ * ] (the “Board Approval”). Licensor shall have [ * ] after the [ * ] to [ * ] same. As soon as possible after the Board Approval, Hollis-Eden shall [ * ] confirming [ * ] in the form of Exhibit E to this Amendment.

N. This Amendment and the wording contained herein have been arrived at by mutual negotiations of the Parties, and no provision hereof shall be interpreted or construed against one party in favor of the other party merely by reason of draftsmanship. Each Party expressly warrants and represents that he/it has been given the opportunity to consult with and has consulted with an attorney with respect to the terms of this Amendment.

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O. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. The License Agreement, as amended by this Amendment, together with the Release, contains the entire agreement of the Parties with respect to the matters covered and supersedes any and all prior agreements, understandings and arrangements, whether oral or written, between the Parties relating to the subject matter hereof (including, without limitation, the MOU). This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereunder set their hand and seal on the date set forth below.

/s/ Richard B. Hollis		December 12, 2006
Hollis-Eden Pharmaceuticals, Inc.		Date

By:	Richard B. Hollis

Title:	Chairman and CEO

/s/ Roger M. Loria	December 12, 2006
ROGER M. LORIA, Ph.D.	Date

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APPENDIX A

INVENTION DESCRIPTION FORM

HOLLIS-EDEN PHARMACEUTICALS

INVENTION DESCRIPTION

1. Title of invention:

2. Date the invention was first thought of or conceived:

3. Identity of written documents that contain supporting data, including (1) notebook numbers and page numbers or (2) written reports (these can be attached as appropriate):

4. Names of other persons who are aware of the invention and dates (or approximate dates) they were informed of the invention:

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5. Date (or approximate date) and nature of any public or other non-confidential disclosure of the invention or any part of the invention:

6. Names of others who contributed to the discovery or conception of the invention:

7. Description of human therapeutic or veterinary applications for the invention, including a description of disease conditions, pathogen types or symptoms that can be treated and a description of particular subsets of patients that may be particularly responsive to treatment (for example, patients who are being treated with another conventional therapy, patients who are at an early or late stage of a disease or patients who are susceptible to developing a disease or condition):

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8. Description of new chemical or biological discoveries and any useful properties, advantages or aspects of the discoveries, for example one or more of (1) new chemical compounds or groups of compounds, including methods to make and use them, (2) new chemical compositions or formulations, including methods to make and use them and (3) new biological discoveries, including a description biological molecules or mechanisms that may have therapeutic or other commercial or research applications:

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9. Description of any diagnostic, screening or other commercial applications for the invention, for example new protocols or methods (live cell assays, cell-free assays, gene or protein expression assays, protein activity assays, etc) to identify biological properties or potential therapeutic activity of chemical compounds or formulations:

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10. Describe variations of the invention that could accomplish the same or similar results, for example, alternative compounds, prodrugs, chemical analogs, treatment protocols, assays, chemical synthesis methods or formulations:

11. Scientific publications or other public information, if any, that you are aware of that is potentially related or that describes similar compounds, compositions, therapeutic treatment methods, assay protocols or the like. This list does not need to be exhaustive or based on a literature search. Citations can be informal, e.g., titles of scientific papers are not needed:

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After you have completed this invention description form, please sign, date and submit the signed original to the Hollis-Eden Pharmaceuticals. Please keep a copy of the signed form for your records.

By:

Printed name:

Date:

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EXHIBIT A

FORM OF PATENT NOTICE

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PATENT NOTICE

Hollis-Eden Pharmaceuticals, Inc. (“Hollis-Eden”) hereby notifies Dr. Roger M. Loria (“Dr. Loria”) of Hollis-Eden’s decision that it does not intend to (check one):

☐	File a patent application directed to the Loria Improvement or Joint Improvement invention entitled ___________________________________________, which is more particularly described in the attached Invention Description form; or

☐	Support the continued prosecution, reissuance, reexamination, maintenance of or continued proceedings in an interference regarding the Loria Improvement Patent or Joint Improvement Patent entitled ________________________________________ and comprising the attached patent or patent application;

in the following jurisdiction(s):

If the second box in the preceding sentence is checked, Hollis-Eden represents and warrants that, in addition to a true and complete copy of the pertinent patent or patent application, it has also attached to this Patent Notice copies of all relevant documents and correspondence pertaining to the prosecution, reissuance, reexamination, maintenance of or continued proceedings in an interference for which Hollis-Eden has decided to discontinue its support.

This is a Patent Notice given pursuant to Section 4.6(f) of the Patent License Agreement between Hollis-Eden and Dr. Loria, dated December 1, 1999, as amended by an Agreement to Amend between them dated ________, 2006 (the “Agreement”), and is subject to all applicable terms and provisions of such Agreement. Capitalized terms used but not defined in this Patent Notice have the meanings ascribed to them in such Agreement.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:
Title:
Date

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EXHIBIT B

FORM OF RECLAMATION NOTICE

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RECLAMATION NOTICE

Hollis-Eden Pharmaceuticals, Inc. (“Hollis-Eden”) hereby notifies Dr. Roger M. Loria (“Dr. Loria”) of Hollis-Eden’s decision to reclaim License Rights in (check one):

☐	The Loria Improvement or Joint Improvement invention entitled ___________________________________________, which is more particularly described in the attached Invention Description form; or

☐	The Loria Improvement Patent or Joint Improvement Patent entitled ________________________ ____________________ and comprising the attached patent or patent application;

in the following jurisdiction(s):

This is a Reclamation Notice given pursuant to Section 4.6(f) of the Patent License Agreement between Hollis-Eden and Dr. Loria, dated December 1, 1999, as amended by an Agreement to Amend between them dated ________, 2006 (the “Agreement”), and is subject to all applicable terms and provisions of such Agreement. Capitalized terms used but not defined in this Reclamation Notice have the meanings ascribed to them in such Agreement.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:
Title:
Date

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EXHIBIT C

FORM OF OFFER NOTICE

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OFFER NOTICE

Dr. Roger M. Loria (“Dr. Loria”) hereby notifies Hollis-Eden Pharmaceuticals, Inc. (“Hollis-Eden”) that:

(a)	Dr. Loria received a Bona Fide Offer from an unaffiliated third party to acquire or license the Loria Improvement Patent or Joint Improvement Patent entitled ___________________________________and comprising the attached patent or patent application; and

(b)	Dr. Loria intends to accept such Bona Fide Offer.

Dr. Loria represents and warrants that, in addition to a true and complete copy of the pertinent patent or patent application, he has also attached to this Offer Notice, in a sealed envelope, a copy of the Bona Fide Offer or a detailed written summary of all of its financial and other material terms (in each case with the offeror’s identity withheld), and copies of any written or tangible data, results, materials or information relating to such Loria Improvement Patent or Joint Improvement Patent as Dr. Loria provided to the third party making the Bona Fide Offer. By its opening of such envelope Hollis-Eden will be deemed to have agreed (i) that the documents and information it contains are sensitive confidential and proprietary information of Dr. Loria; (ii) to use such documents and information only to assess and determine whether Hollis-Eden wants to exercise its right of first refusal under the Agreement defined below, and for no other purpose whatsoever; (iii) to safeguard the confidentiality of such documents and information and not disclose or permit the disclosure of same to any third party or to any Hollis-Eden personnel who do not have a “need to know” same for the permitted purpose; and (iv) upon Dr. Loria’s request, to execute and deliver such further assurances and/or take such other actions (or cause its personnel with access to such documents and information to do so) as are reasonable and appropriate to safeguard such documents and information from unauthorized use or disclosure.

This is an Offer Notice given pursuant to Section 4.6(f) of the Patent License Agreement between Hollis-Eden and Dr. Loria, dated December 1, 1999, as amended by an Agreement to Amend between them dated ________, 2006 (the “Agreement”), and is subject to all applicable terms and provisions of such Agreement. Capitalized terms used but not defined in this Offer Notice have the meanings ascribed to them in such Agreement.

Roger M. Loria

Date

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EXHIBIT D

FORM OF EXERCISE NOTICE

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EXERCISE NOTICE

Hollis-Eden Pharmaceuticals, Inc. (“Hollis-Eden”) hereby notifies Dr. Roger M. Loria (“Dr. Loria”) of Hollis-Eden’s decision to exercise its right of refusal under the Agreement defined below, with regard to the Bona Fide Offer which is the subject of the attached Offer Notice previously delivered to Hollis-Eden by Dr. Loria.

This is an Exercise Notice given pursuant to Section 4.6(f) of the Patent License Agreement between Hollis-Eden and Dr. Loria, dated December 1, 1999, as amended by an Agreement to Amend between them dated ________, 2006 (the “Agreement”), and is subject to all applicable terms and provisions of such Agreement. Capitalized terms used but not defined in this Exercise Notice have the meanings ascribed to them in such Agreement.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:
Title:
Date

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EXHIBIT E

[ * ]

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